Exhibit 99.2

Momentus Announces Closing of $5 Million Offering Priced At-The-Market
Under NASDAQ Rules

SAN JOSE, Calif. (BUSINESS WIRE) — February 11, 2025 — Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a U.S. commercial space company that offers satellite buses, transportation, and other in-space infrastructure services, today announced the closing of its previously announced “reasonable best efforts” offering with a single institutional investor for the purchase and sale of 1,273,886 shares of common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 1,273,886 shares of common stock at a combined offering price of $3.925 per share and accompanying warrant, priced at-the-market under Nasdaq rules (the “Offering”). The Company received aggregate gross proceeds of approximately $5 million, before deducting placement agent fees and other Offering expenses, and assuming no exercise of the warrants. The warrants have an exercise price of $3.80 per share, are exercisable immediately and will expire five years from the issuance date.

The Company intends to use the net proceeds from the Offering for general corporate purposes.

A.G.P./Alliance Global Partners acted as the sole placement agent for the Offering.

The securities described above were offered pursuant to a registration statement on Form S-1, as amended (File No. 333- 284393), previously filed with the Securities and Exchange Commission (“SEC”), which was declared effective on February 10, 2025. This Offering was made only by means of a prospectus forming part of the effective registration statement. Copies of the preliminary prospectus and the final prospectus relating to the Offering may be obtained on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus relating to the Offering may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Momentus

Momentus is a U.S. commercial space company that offers commercial satellite buses and in-space infrastructure services including in-space transportation, hosted payloads, and other in-orbit services.

Forward-Looking Statements

This press release contains certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the intended use of proceeds. Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on June 6, 2024, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at https://momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Investors: investors@momentus.space

Media: press@momentus.space